SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

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|X|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             TTR TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|_|   Check box if any part of the fee is offset as provided by Exchange Act
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      paid previously. Identify the previous filing by registration number, or
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

                             TTR TECHNOLOGIES, INC.

                    Notice of Annual Meeting of Stockholders

                            ------------------------

      NOTICE IS HEREBY GIVEN that the 2000 annual meeting (the "Annual Meeting") of stockholders of TTR TECHNOLOGIES, INC. (the "Company") will be held in New York City, New York, at 10 A.M., on July 11, 2000, at the offices of Swidler Berlin Shereff Friedman, LLP 405 Lexington Avenue (the Chrysler Building), New York, New York, 10174, Conference Room ______, for the following purposes:

      (i) for the election of directors of the Company to hold office until the next annual meeting of the stockholders and until their respective successors shall have been duly chosen and qualified,

      (ii) to amend the Certificate of Incorporation of the Company to increase the number of shares of common stock, par value $.001 per share (the "Common Stock"), that the Company is authorized to issue from time to time,

      (iii) to adopt the Company's 2000 Equity Incentive Plan and to reserve 1,500,000 shares of Common Stock reserved for issuance upon exercise of awards granted under such plan,

      (iv) to ratify the selection of Brightman Almagor & Co, a member of Deloitte Touche Tohmatsu, as independent public accountants of the Company for the year ending December 31, 2000, and

      (v) to transact such other business as may properly come before the meeting and any adjournment thereof.

      The Board of Directors has fixed the close of business on May 30, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

      If you do not expect to be personally present at the meeting but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you complete, sign and date the enclosed proxy and promptly return it by mail in the enclosed postage paid envelope provided.

                                       By Order of the Board of Directors

                                       M.D. Tokayer
                                       Chairman of the Board
June ___, 2000

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                             TTR TECHNOLOGIES, INC.

                            ------------------------

                                 PROXY STATEMENT

                     For the Annual Meeting of Stockholders
                           to be held on July 11, 2000

                            ------------------------

                                  Introduction

      This Proxy Statement is sent to shareholders of TTR Technologies, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2000 annual meeting (the "Annual Meeting") of Stockholders of the Company to be held at the offices of Swidler Berlin Shereff Friedman, LLP, 405 Lexington Avenue (the Chrysler Building), New York, New York, 10174, Conference Room _____, on Tuesday, July 11, 2000, at 10:00 a.m., and any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of common stock of the Company held of record by such persons, and the Company will reimburse such persons for the costs related to such services. The Company will pay the cost of the solicitation of proxies. This Proxy Statement is first being mailed to stockholders on or about June 12, 2000.

                                  Annual Report

      Enclosed is the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including audited financial statements, as well as the Company's Quarterly Report for the quarter ended March 31, 2000. Such Annual Report on Form 10-K and Quarterly Report on Form 10Q do not form any part of the material for the solicitation of proxies.

                               Revocation of Proxy

      Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed proxy bearing a later date or a written instrument revoking the proxy or by personally appearing at the scheduled meeting.

                                  Voting Rights

      All voting rights are vested exclusively in the holders of the Common Stock. Only holders of Common Stock of record at the close of business on May 30, 2000, will be entitled to receive notice of and to vote at the meeting. As of May 30, 2000 the Company had outstanding a total of 16,321,439 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held.

                              STOCKHOLDER PROPOSALS

            Under the rules of the Securities Exchange Commission (the "SEC"), proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be made in accordance with the By-laws of the Company and received by the Company, at its principal executive offices, for inclusion in the Company's proxy statement for that meeting, no later than February 1, 2001. The Company's Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2000 proxy statement.

                    Stock Ownership of Management and Certain
                               Beneficial Holders

      The following table sets forth certain information, as of May 30, 2000, concerning the ownership of the Common Stock by (a) each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock, (b) each of the Company's directors and Named Executive Officers (as defined below) and (c) all current directors and executive officers of the Company as a group. Unless otherwise indicated, the address of each such person is c/o TTR Technologies Ltd., 2 Hanagar Street, Kfar Saba, Israel.

Name and Address of               Shares of Common Stock    Percent of Class(1)
Beneficial Owner                  Beneficially Owned(1)

Macrovision Corporation(2)        1,880,937                 11.52

Wall & Broad Equities, Inc.(3)    1,300,000(4)              7.89

Dimensional Partners Ltd.(5)      1,260,000(6)              7.71

Machtec Limited(7)                1,202,000                 7.36

Marc D. Tokayer                   766,547(8)                4.69

Baruch Sollish                    195,000(9)                1.19

Emanuel Kronitz                   194,5007(10)              1.17

Michael Fine(11)                  0                         *

Michael Braunold(11)              0                         *

All directors and executive
officers as a group (3 persons)   820,769

*     Indicates less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days after the date of the information in the table are deemed to be beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, the persons or entities named in the table above are believed to have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) The address of such person is 1341 Orleans Drive, Sunnyvale, California
94089

(3) The address of such person is 4424 16th Ave., Brooklyn, New York, 11204

(4) Includes 503,202 shares issuable upon exercise of warrants. As required by SEC rules, the number of shares shown as beneficially owned includes shares which could be purchased within 60 days after the date of this prospectus. However, the terms of the warrants held by this beneficial owner specify that the stockholder can not exercise its warrants to the extent that such exercise would result in such owner and its affiliates beneficially owning more than 4.99% of our then outstanding common stock. Thus, although some of the shares listed in the table might not be subject to purchase by the beneficial owner during that 60 day period, they are nevertheless included in this table. The actual number of shares of common stock issuable upon the exercise of the warrants is subject to adjustment and could be materially less or more than the number estimated in the table. This variation is due to factors that cannot be predicated by us at this time. The most significant of these factors is the future market price of our common stock.

(5) The address of such person is Corporate Center, West Bay Road, P.O. Box 31106 SMB, Grand Cayman, Cayman Islands.

(6) Includes 360,000 shares issuable upon exercise of Class A Warrants and 180,000 shares issuable upon the exercise of Class B Warrants, which warrants are to be issued upon the exercise of the Class A Warrants.

(7) The address of such person is 11 The Shrubberies, George Lane , South Woodford, London.

(8) Includes 324,274 shares held by The Tokayer Family Trust. Mr. Tokayer's wife is the trustee and Mr. Tokayer's children are the income beneficiaries of the Trust. Mr. Tokayer disclaims beneficial ownership of all such shares. Also includes 173,000 shares issuable upon the exercise of fully vested employee stock options issued from the Company 1996 Employee Stock Option Plan. Does not include 249,500 shares issuable upon exercise of options held by Gershon Tokayer, Mr. Tokayer's brother, as to which shares Mr. Tokayer disclaims beneficial ownership.

(9) Includes 120,000 shares issuable upon exercise of fully vested options.

(10) Represents shares issuable upon exercise of fully vested options.

(11) Each of Messrs. Fine and Braunold have were granted in May 2000 from the 1998 Non-Executive Directors Option Plan options to purchase up to 5,000 shares of our common stock, at an exercise price per share equal to $4. The options vest over a 2 year period. As of the date of this proxy statement, none of these options are exercisable.

                                   MANAGEMENT

      In addition to the information respecting our director nominees set forth under the caption "Proposal No.1--Election of Directors", below is certain information relating to Emanuel Kronitz, our Chief Operating Officer:

      EMANUEL KRONITZ, Age 49, has been the Chief Operating Officer of TTR since June 1, 1999. From January through May 1999 he served as CEO of Smart Vending Solutions Inc., a Delaware corporation, which developed a novel vending machine based on free access technology. From November 1997 through January 1999, he was president of Orgad Creations Ltd., an Israeli company engaged in the electroforming of gold jewelry. From January 1996 through November 1997, he was a Senior Investment Manager at Leumi & Co, Investment Bankers Ltd., an Israeli investment bank, where he was in charge of an investment portfolio of approximately 30 high-tech and industrial companies. Between January 1994 and December 1995, he was a Vice President of Business Development at the Elul Group, an Israeli high tech marketing and investment company, where he was primarily responsible for identifying and negotiating new business ventures. He received an LLB from Bar Ilan University, Tel Aviv in 1983 and an MBA from York University in Toronto in 1988.

                             EXECUTIVE COMPENSATION

      The following table sets forth all compensation earned by the Company's Chairman of the Board of Directors, CEO and President, and the other two most highly compensated executive officers of the Company whose total annual salaries and bonuses exceeded $100,000 for the year ended December 31, 1999 (the "Named Executive Officers"):

Summary Compensation Table:

                               Annual Compensation                Long Term Compensation
                               -------------------                ----------------------

                                                                          Awards
                                                                          ------

                                                                    Restricted Securitie
                                                                    --------------------
Name and Principal                                                   Stock    Underlying
Position             Year     Salary     Bonus          Other        Awards   Options(#)
--------             ----     ------     -----          -----        ------   ----------
Marc D. Tokayer      1999    108,075         --        27,676(1)         --         --
Chairman, CEO and    1998   $ 64,430   $ 12,019      $ 14,423(1)         --         --
President            1997   $ 73,850   $  7,647      $ 26,307(1)         --         --

Emanuel Kronitz(2)   1999   $ 35,915         --      $  7,158(1)    304,500
Chief Operating      1998         --         --            --            --
Officer              1997                    --            --            --

Baruch Sollish       1999   $110,522         --      $ 21,886(1)         --    130,000
Vice-President-
Research &           1998   $ 91,678   $ 42,105      $ 13,927(1)         --         --
Development          1997   $ 99,931   $ 50,000(3)   $ 24,875(1)         --         --

      ----------

      (1) Includes contributions to insurance premiums, car allowance and car expenses.

      (2) Mr. Kronitz's employment with us commenced on June 1, 1999.

      (3) In consideration of Dr. Sollish's waiver of incentive bonus payments due to him under his employment agreement based on the Company's revenues of certain products, Dr. Sollish received in 1997 a one-time bonus payment of $50,000.

Options Granted During Year Ended December 31, 1999

Option Grants in 1999

            The following table sets forth certain information concerning the individual option grants during the year ended December 31, 1998, to each of the Named Executive Officers:

                                                               Market                                 Potential
                                   Percentage                 Price of                                Realizable
                    Number of       of Total                   Common                                  Value At
                    Securities       Options                  Stock on               Appreciation   Assumed Annual
                    Underlying     Granted to   Exercise      Date of                    for           Rates of
                    Options        Employees      Price        Grant     Expiration  Option Term      Stock Price
Name                Granted (#)     in 1999     ($/Share)    ($/Share)      Date        5%($)            10%($)
Marc Tokayer               0           --            --            --         --             --               --
Emanuel Kronitz      235,000         31.7%      $   .01      $  2.906       2009     $1,110,038       $1,768,943
Emanuel Kronitz       69,500          9.4%      $   .01      $   2.56       2009     $  289,118       $  460,784
Baruch Sollish        20,000          2.7%      $   .01      $   2.56       2009     $   83,999       $  132,600
Baruch Sollish        60,000          8.1%      $  2.56           N/A       2009     $   96,598       $  244,799

Aggregated Option and Warrant Exercises in 1999 and Year End Option Values

                  Number of
                  Shares                               Number of Un-exercised       Value of Unexercised
                  Acquired on      Value            Options at December 31, 1999    In-the-money Options
Name              Exercise         Realized(#)                 ($)                 at December 31, 1999(1)
                  (#)              ($)              Exercisable/Unexercisable    Exercisable/Unexercisable
Emanuel Kronitz   --               --               108,666/195,834(2)           $650,909/$1,173,045
Baruch Sollish    --               --               20,000/60,000                $119,800/$206,400

(1) Based upon the difference between the exercise price of such options and the closing price of the common stock ($6.00) on December 31, 1999, as reported on the OTC Electronic Bulletin Board.

(2) On January 12, 2000, the terms of options to purchase an aggregate of 235,000 shares were amended to provide that options to purchase 150,000 shares became immediately vested and exercisable.

Stock  Option Plans

      1996 Incentive and Non-Qualified Stock Option Plan. We have adopted our 1996 Incentive and Non-Qualified Stock Option Plan. The 1996 Option Plan provides for the grant to qualified employees (including officers and directors) of options to purchase shares of our common stock. A total of 1,500,000 shares of our common stock have been reserved for issuance upon exercise of stock options granted under the 1996 Option Plan.

      The 1996 Option Plan is administered by the Board of Directors. The Board has discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the 1996 Option Plan. Options granted under the 1996 Option Plan may be non- qualified stock options or incentive stock options (an option which qualifies under Section 422 of the U.S. Internal Revenue Code) but in any case the exercise price of incentive stock options granted may not be less than

100% of the fair market value of the common stock as of the date of grant (110% of the fair market value if the grant is an incentive stock option to an employee who owns more than 10% of the outstanding common stock). Options may not be exercised more than 10 years after the grant (five years if the grant is an incentive stock option to any employee who owns more than 10% of the outstanding common stock). The Board may, in its discretion (i) accelerate the date or dates on which all or any particular option or options granted under the 1996 Option Plan may be exercised, or (ii) extend the dates during which all, or any particular, option or options granted under the 1996 Option Plan may be exercised, provided, that no such extension will be permitted if it would cause the 1996 Option Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Except as otherwise determined by the Board at the date of the grant of the option, and subject to the provisions of the 1996 Option Plan, an optionee may exercise an option at any time within one year (or within such lesser period as may be specified in the applicable option agreement) following termination of the optionee's employment or other relationship with us if such termination was due to the death or disability (as defined) of the optionee but in no event later than the expiration date of the option. Except as otherwise determined by the Board at the date of the grant of an option, if the termination of the optionee's employment or other relationship is for any other reason the option will expire immediately upon such termination. Options granted under the 1996 Option Plan are not transferable and may be exercised only by the respective grantees during their lifetimes or by their heirs, executors or administrators in the event of death. Under the 1996 Option Plan, shares subject to canceled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

      As of May 30, 2000, options to purchase 1,169,500 shares of our common stock were outstanding under the 1996 Option Plan. The are currently available for issuance options to acquire an additional 341,500 shares of our common stock. However, upon (and subject to) the adoption of the proposed 2000 Incentive Stock Option Plan (Proposal No. 3), we intend to discontinue the use of the 1996 Option Plan and to utilize the proposed 2000 plan for any option awards we may make to our personnel.

      Non-Executive Directors Stock Option Plan. We adopted our 1998 Non-Executive Director Stock Option Plan in July 1998 to provide an incentive for attracting and retaining on our board the service of qualified individuals who are not otherwise employed by us or any subsidiary.

      The Directors Plan is administered by the Board of Directors. We have reserved 25,000 shares of our common stock under the Directors Plan for issuance upon the exercise of stock options. Options are exercisable upon the date of grant and expire five years from the date of grant. Upon termination of a person's services as a director, the options expire within two months of such termination. The exercise price of the option will be the fair market value of our common stock on the date of the grant of the option. The number of options and prices at which they are exercisable are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. No options may be granted under the Directors Plan after July 2008.

      As of May 30, 2000, options to purchase 10,000 shares of our common stock were outstanding under the Directors Plan. There are currently available for issuance under the 1998 Non- Executive Director Stock Option Plan options to acquire an additional 15,000 shares of our common stock.

Employment Agreements

      Our Israeli subsidiary signed an employment agreement in August 1994, with Marc Tokayer, pursuant to which Mr. Tokayer is employed as its General Manager for a term which is automatically renewable from year to year unless either party gives notice of termination at least 90 days prior to the current expiration date. Mr. Tokayer is also our Chief Executive Officer and President. Mr. Tokayer currently receives an annual salary of $120,000, subject to increase and the grant of a performance bonus in the Board's discretion. If Mr. Tokayer is terminated other than for engaging in willful misconduct or acts of bad faith or conviction of a felony, he will be entitled to continue to receive his salary and benefits for an additional 12 months, subject to certain limitations.

      We signed an employment agreement with Emanuel Kronitz as of June 1, 1999, pursuant to which Mr. Kronitz is employed as our Chief Operating Officer. The agreement is for a term of one year and is automatically renewable for additional one year terms, unless terminated by either party upon 90 days prior notice. Mr. Kronitz is paid a monthly salary of $5,000 plus benefits.

      Our Israeli subsidiary entered into an employment agreement with Dr. Baruch Sollish in December 1994, which was amended in July 1998. Pursuant to the agreement Dr. Sollish is employed as Director of Product Research and Development of our Israeli subsidiary. The agreement is renewable for terms of three years, subject to termination by either party on not less than 60 days notice prior to the end of any term. The current term expires on December 1, 2001. Dr. Sollish currently receives an annual base salary of $120,000 subject to increase and the grant of a performance bonus in the board's discretion.

      Each of the executives with an agreement has agreed to certain customary confidentiality and non-compete provisions that prohibit him from competing with us for one year, or soliciting our employees for one year, following the termination of his employment.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      As of November 24, 1999, we entered into an agreement with Macrovision Corporation to jointly design, develop and market a copy protection product designed to thwart the illegal copying of audio content on CDs, DVDs and other optical media. The new product will be based primarily upon our MusicGuard technology as well as related Macrovision technology. We granted to Macrovision an exclusive world-wide royalty bearing license to market the copy protection technology which we are jointly developing. The license to Macrovision relates to all technologies and products designed to prevent the illicit duplication of audio programs (including the audio portion of music videos, movies and other video or audio content) distributed on optical media (not limited to CDs and
DVDs) and technologies for Internet digital rights management for audio applications.

      We are entitled to thirty percent (30%) of the net revenues collected by Macrovision or its affiliates from any products or components incorporating the proposed music protection technology. Under certain conditions, our share of the net revenues may be readjusted to twenty-five percent (25%) of net revenues. We agreed to reimburse Macrovision for up to $1 million of its costs incurred in the twelve months ending December 31, 2000 in co-developing and commercially launching the new product.

      As part of the agreement, we granted to Macrovision an exclusive world-wide license to modify and market DiscGuard, our software anti-piracy product. Part of the DiscGuard technology license is royalty free. The encryption portion is royalty bearing. Macrovision has its own proprietary software anti-piracy product known as SafeDisc. For five years we are entitled to 5% of Macrovision's net revenues, if any, collected by Macrovision from the licensing of SafeDisc to customers located in the Peoples Republic of China. Other than for these revenues we do not anticipate that we will receive any significant revenues as a result of our license of DiscGuard to Macrovision.

      Under the terms of the agreement, we also granted to Macrovision first refusal rights until December 31, 2009 with respect to any music protection technology we develop which is not included in the license to Macrovision and any Internet digital rights management technologies we develop which are applicable to music, music video, video, software or data publishing products or markets. These rights include rights of ownership if we decide to sell the technology or worldwide exclusive marketing or distribution rights if we decide to license the technology. Our obligation is to negotiate a sale or license to Macrovision in good faith should we receive a bona fide offer from a third party to purchase or license the technology and should Macrovision notify us of its interest in acquiring the technology.

      On January 12, 2000 pursuant to a stock purchase agreement we sold to Macrovision $4 million worth of our common stock, and granted to Macrovision rights of first refusal to purchase equity securities (including securities convertible or exchangeable into common stock) we propose to sell to third parties if the amount of the securities to be sold would constitute a majority of our outstanding common stock. Subject to some exceptions, we further granted to Macrovision a right to purchase its pro rata share (based on Macrovision's then current ownership of common stock) of any equity securities we offer in private transactions above a certain amount. Macrovision waived its right of first refusal with respect to our private placement in February 2000, of 1,800,000 shares of Common Stock and 900,000 Class A Warrants for an aggregate purchase price of $10 million.

      In February 2000, we issued to Dimensional Partners Ltd., 720,000 shares of our common stock and Class A Warrants to purchase an additional 360,000 shares at an exercise price per share of $8.84 and undertook to issue, at the time of the exercise of the Class A Warrants, Class B Warrants to purchase an additional 180,000 shares of our common stock at an exercise price per share of $21.22. The issuance to Dimensional was part of a private placement of 1,800,000 shares of our common stock and 900,000 Class A Warrants for an aggregate purchase price of $10,000,000 that we completed in February 2000. The Class A Warrants are exercisable for a period of five years at an exercise price of $8.84 per share and upon exercise, we will issue Class B Warrants for an additional 495,000 shares. The Class B Warrants are exercisable for a period of three years from the date of issuance at an exercise price of $21.22. Under certain circumstances the Class A and Class B Warrants may be redeemed.

      In May 1999, we issued to Wall & Equities, Inc., a consultant, warrants to purchase up to 1,300,000 shares of our common stock at an exercise price per share of $0.01. To date, 796,798 of these warrants have been exercised.

      In July 1999, we issued to Machtec Ltd., a consultant, warrants to purchase up to 1,000,000 shares of our common stock at an exercise price per share of $0.01. These warrants became exercisable in November 1999. In March 2000, Machtec exercised these warrants in their entirety.

      In January 2000, we issued to Mr. Tokayer, options under the 1996 Stock Option Plan to purchase 347,000 shares of our common stock at an exercise price per share of $4.00, of which options to purchase 173,000 shares were vested upon issuance and options to purchase 174,000 shares will vest over 12 months.

      In February 1999, we issued to Dr. Sollish options to purchase 50,000 shares of our common stock. All of the options vested at the time they were issued. In November 1999, we issued to Dr. Sollish options to purchase 80,000 shares of our common stock under the 1996 Stock Option Plan, with 20,000 of these options being vested upon issuance with an exercise price of $.01 per share and 60,000 of these options vesting over a 3 year period with an exercise price per share of $2.56. In January 2000, we issued to Dr. Sollish additional options to purchase 70,000 shares of our common stock under our 1996 Stock Option Plan, of which 30,000 options were fully vested upon grant at an exercise price of $4 per share, 20,000 options were fully vested upon grant at an exercise price of $.01 per share and the remaining 20,000 options with an exercise price of $.01 per share will vest upon the commercial launch of the audio content protection product being jointly developed by us and Macrovision.

      In June 1999, we granted options to purchase 235,000 shares of our common stock under the 1996 Stock Option Plan to Emanuel Kronitz, our Chief Operating Officer, which options were to vest, subject to Mr. Kronitz's continued employment with us, in 36 equal monthly installments and have an exercise price of $.01 per share. On January 12, 2000, at the direction of the board, the options were amended to provide that 150,000 of Mr. Kronitz's options became vested and the balance of 85,000 options will vest in one lump sum on November 12, 2000. In November, 1999, we issued to Mr. Kronitz fully vested options to purchase an additional 69,500 under the 1996 Stock Option Plan at an exercise price of $.01 per share.

      In May 2000, we issued to each of Messrs. Fine and Braunold, our non-employee directors, from the 1998 Non-Executive Directors Option Plan, options to purchase up to 5,000 shares of our common stock, at an exercise price per share equal to $4. The options vest, in each case, over a 2 year period.

      Marc D. Tokayer, Chairman of the Board, The Tokayer Family Trust, Baruch Sollish, director, and four other stockholders with an aggregate of 1,137,430 shares of our common stock, entered into a voting arrangement dated August 10, 1996, whereby they agreed to vote their respective shares to elect directors and in support of positions favored by a majority of the shares held among them. This arrangement was terminated in July 1999.

      In November 1999, we issued to Gershon Tokayer, our sales manager and the brother of Marc D. Tokayer, the Chairman of the Board, options to purchase 249,500

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                                       11


shares of our common stock under the 1996 Stock Option Plan, of which options to purchase 209,500 shares were immediately vested upon issuance at an exercise price of $.01 per share and 40,000 options were to vest over a 3 year period at an exercise price of $2.56 per share.

             Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires officers and directors of the Company and persons who own more than ten percent of the Common Stock , to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

      The Company believes that during the 1999 fiscal year all filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with except as follows: (i) each of Marc D. Tokayer and Baruch Sollish failed to timely file a Form 3 in connection with their appointment as executive officers and directors or with respect to options awarded to them, (ii) Emanuel Kronitz failed to file a Form 3 in connection with his appointment as an officer or the option award made to him (iii) the Tokayer Family Trust failed to file a Form 3 to report its their shareholdings in the Company, (iv) each of Marc D. Tokayer, Baruch Sollish and the Tokayer Family Trust have failed to file a Form 4 to reflect the voting agreement among them and (v) Marc Tokayer and the Tokayer Family Trust have failed to file Form 4s relating to their waiver with respect to and the Company's cancellation of 750,000 shares of common stock placed in escrow

                                 Quorum; Voting

      The holders of a majority of the issued and outstanding Common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions and broker non-votes are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the shares present in person or by proxy and voting on a matter is required for approval of Proposal No. 1 (Election of Directors); the affirmative vote of a majority of the shares present in person or by proxy and voting on a matter is required for approval of Proposal No.3 (Adoption of 2000 Incentive Stock Option Plan) and Proposal No. 4 (Ratification of Independent Public Accountants); and the affirmative vote of a majority of the shares issued and outstanding is required for approval of Proposal No. 2 (Amendment of Certificate of Incorporation). Abstentions will have no effect on Proposal No. 1 and will be counted as votes against each of Proposals No. 2, 3, and 4. Broker non-votes will have no effect on Proposals 1, 3 and 4 and will be counted as votes against Proposal No. 2.

                    PROPOSAL NO. 1 - - Election of Directors

      The Board of Directors of the Company currently consists of four (4) members. The four persons named below have been nominated by the Board of Directors for election to hold office until the next annual meeting and until their successors are elected and have been qualified.

      It is the intention of the persons named in the accompanying proxy to vote FOR the election of the four persons named in the table below as directors of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxies will be voted (in the discretion of the holders of such proxies) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board of Directors is not aware of any circumstances likely to cause any nominee to become unavailable for election.

      The following table sets forth the name, age and position of each Director nominee:

Name                    Age     Position
----                    ---     --------

M.D. Tokayer            43      Chairman of the Board, CEO, President, Treasurer
                                 and Director
Baruch Sollish, Ph.D.   52      Vice President - Research and Development,
                                Chief Technology Officer and Director

Michael Fine            49      Director

Michael Braunold        40      Director

      Marc. D. Tokayer, has been Chairman of the Board of Directors, President, and Treasurer of the Company since he founded the Company in July 1994 and has been Chief Executive Officer of the Company since January 1999. He has served as President and Chairman of the Board of Directors of the Company's Israeli subsidiary since its inception in December 1994.

      Baruch Sollish, Ph.D, has been a Director of the Company since December 1994 and has served as Vice President--Research and Development and Secretary of the Company since September 1996. From June 1987 through December 1994, Dr. Sollish founded and managed Peletronics Ltd., an Israel software company, engaged primarily in the field of smart cards and software design for personnel administration, municipal tax authorities and billing procedures at bank clearance centers. Dr. Sollish holds six United States patents in the fields of electro optics, ultrasound and electronics and has published and lectured extensively. Dr. Sollish received a Ph.D. in Electrical Engineering from Columbia University in 1973.

      Michael Fine has been a director since May 10, 2000. Since November 1992, Mr. Fine has been president of Fine Sound Productions, an independent music production firm. From April 1997 through May 1999, Mr. Fine worked at Deutsche Grammophon GmbH, where he served as Vice President, Artists and Repertoire, and was in charge of the music and recording program of one of the world's oldest record labels, the company having been founded in 1898. From September 1989 through April 1997, he was Vice-President of KOCH International LP and General Manager of KOCH International Classics. Koch International LP is a multi national music and media technology company and one of the world's largest independent distributors of recorded music. Mr. Fine is a Grammy Award winning producer.

      Michael Braunold has been a director since May 10, 2000. Since March 2000, Mr. Braunold has been the Chief Executive Officer and Director of PLT Solutions, Inc., a company engaged in providing solutions for rapid data telecommunication utilizing electrical power-lines. Since March 1998, Mr. Braunold also has been Chief Executive Officer and Chairman of the Board of SPO Medical Equipment Ltd., an Israeli company that specializes in medical technology related to pulse oximetry techniques. Prior to this assignment, Mr. Braunold was Senior Director of Business Development at Scitex Corporation Ltd., a multinational corporation specializing in visual information communication. In such capacity, Mr. Braunold played a strategic role in managing a team of professionals assigned to M&A activities. During his 12-year tenure at Scitex, he held various positions within the worldwide organization including a period in the US as Vice President of a Scitex US subsidiary company specializing in medical imaging. Mr. Braunold originates from the UK where he obtained a B.Sc. in Management Sciences and a Master of Business Administration from Imperial College Business School, London.

Certain Information Regarding the Board of Directors

      No family relationships exist among the officers or directors of the Company. All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected by the Board of Directors and serve at the discretion of the Board. The Board has not authorized any audit, compensation or other committee. The Company anticipates that Board will authorize and staff such committees following the Annual Meeting.

      Board members do not receive any cash compensation for serving on the Board. Non-employee directors are entitled to receive stock options under the 1998 Non-Executive Directors Stock Option Plan. As of June 1, 2000, each of Messrs. Fine and Braunold have been issued options to purchase up to 5,000 shares of our common stock at an exercise price per share of $4. See "Stock Option Plans".

      During the course of 1999, the Board held 4 meetings. Each incumbent director attended at least 75% of the meetings.

RECOMMENDATATION AND VOTE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

           PROPOSAL NO. 2 -- Amend the Certificate of Incorporation to
            Increase the number of Common Stock that the Company is
                              Authorized to Issue

      At the Annual Meeting, the stockholders will be asked to approve an amendment (in the form attached hereto as Exhibit A) to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from time to time from 25,000,000 shares to 50,000,000 shares and to authorize the issuance of a class of 10,000,000 shares, par value $.001, to be designated "Preferred Stock". The dividend, voting, conversion and liquidation rights of any series of the Preferred Stock shall be determined by the Board of Directors. As of May 30, 2000, the number of shares of Common Stock outstanding is 16,321,439. The newly authorized shares of Common Stock will not have any preemptive rights

      An increase in the number of shares of Common Stock that the Company shall be authorized to issue from time to time will afford the Company the necessary assurance of adequate reserves of Common Stock.

RECOMMENDATION AND VOTE

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

             PROPOSAL NO. 3 -- Adopt the 2000 Equity Incentive Plan

      At the Annual Meeting, the stockholders will be asked to approve our proposed 2000 Equity Incentive Plan (the "2000 Incentive Plan") in the form attached hereto as Exhibit B. The 2000 Incentive Plan was approved by the Board of Directors on May 30, 2000. A total of 1,500,000 shares of Common Stock have been reserved for issuance under the 2000 Incentive Plan.

      The Board of Directors believes that equity based awards are an important incentive for attracting, retaining and motivating employees and officers through the opportunity of equity participation in the Company. The Board of Directors further believes that such awards have been a key element in the Company's growth. The adoption of the 2000 Incentive Plan is intended to enable the Company to continue to have an adequate number of shares of Common Stock available for the grant of stock options to attract new employees, as well as retain current employees.

      Currently, the Company has in effect the 1996 Incentive Stock Option Plan, with a total of 1,500,000 shares of Common Stock reserved for issuance thereunder. As of May 30, 2000, options for 1,169,500 shares of Common Stock have been issued under the 1996 Option Plan. Upn and (subject to) the adoption of the proposed 2000 Incentive Plan, the Company intends to discontinue use of the 1996 Option Plan.

Summary of the Terms of the 2000 Equity Incentive Plan

The 2000 Incentive Plan Administration

            The 2000 Incentive Plan shall be administered by the Board of Directors of the Company or, at the discretion of the Board, by a committee composed of at least two members of the Board. Any such committee designated by the Board, and the Board itself acting in its capacity as administrator of the 2000 Incentive Plan, is referred to herein as the "Committee." The Committee is authorized, among other things, to construe, interpret and implement the provisions of the 2000 Incentive Plan, to select the key employees to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the 2000 Incentive Plan.

Shares Available

            The aggregate number of shares of Common Stock available for issuance, subject to adjustment as described below, under the 2000 Incentive Plan is 1,500,000. Such shares may be authorized and unissued shares or treasury shares. The authorized and unissued shares under the 2000 Incentive Plan will represent approximately 0.09% of the Company's outstanding Common Stock as of May 30, 2000. If any shares of Common Stock subject to an award are forfeited or an award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares, the shares subject to such award will again be available for awards. If any Performance Units awarded under the 2000 Incentive Plan are forfeited or canceled, the Performance Units will again be available for awards. If the Committee determines that any stock dividend, recapitalization, split, reorganization, merger, consolidation, combination, repurchase, or other similar corporate transaction or event, affects the Common Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, then the Committee shall adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding awards,
(iii) the aggregate number and kind of shares of Common Stock available, (iv) the number of Performance Units which may thereafter be granted and the book value of the Company with respect to outstanding Performance Units, and (v) the exercise price, grant price, or purchase price relating to any award. If deemed appropriate, the Committee may also provide for cash payments relating to outstanding awards, provided, however, in each case that no adjustment shall be made which would cause the plan to violate Section 422(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code") with respect to ISOs (defined below) or would adversely affect the status of a Performance-Based Award (defined below) as "performance based compensation" under Section 162(m) of the Code. The Committee may also adjust performance conditions and other terms of awards in response to unusual or nonrecurring events or to changes in applicable laws, regulations, or accounting principles, except to the extent that such adjustment would adversely affect the status of any outstanding Performance-Based Awards as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Eligibility

      Persons eligible to participate in the 2000 Incentive Plan include all key employees and consultants of the Company and its subsidiaries, as determined by the Committee. While the specific individuals to whom awards will be made in the future cannot be determined at this time, it is anticipated that currently approximately 4 key employees presently are eligible for participation in the 2000 Incentive Plan.

Awards

      The 2000 Incentive Plan is designed to give the Committee the maximum flexibility in providing incentive compensation to key employees and consultants. The 2000 Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, bonus stock, awards in lieu of cash obligations, other stock-based awards and Performance Units. The 2000 Incentive Plan also permits cash payments either as a separate award or as a supplement to a stock-based award, and for the income and employment taxes imposed on a participant in respect of any award.

Stock Options and Stock Appreciation Rights

      The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options. The Committee can also grant stock appreciation rights ("SARs") entitling the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR. The exercise price per share of Common Stock subject to an option and the grant price of an SAR is determined by the Committee, provided that the exercise price of an ISO or SAR may not be less than the fair market value (110% of the fair market value in the case of an ISO granted to a 10% shareholder) of the Common Stock on the date of grant. However, the 2000 Incentive Plan also allows the Committee to grant an option, an SAR or other award allowing the purchase of Common Stock at an exercise price or grant price less than fair market value when it is granted in substitution for some other award or retroactively in tandem with an outstanding award. In those cases, the exercise or grant price may be the fair market value at that date, at the date of the earlier award or at that date reduced by the fair market value of the award required to be surrendered as a condition to the receipt of the substitute award. The terms of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment will be fixed by the Committee. However, no ISO or SAR granted in tandem will have a term exceeding ten years (or shorter period applicable under Section 422 of the Code). Options may be exercised by payment of the exercise price in cash or in Common Stock, outstanding awards or other property (including notes or obligations to make payment on a deferred basis, or through "cashless exercises") having a fair market value equal to the exercise price, as the Committee may determine from time to time. The Committee also determines the methods of exercise and settlement and certain other terms of the SARs.

Restricted Stock

      The 2000 Incentive Plan also authorizes the Committee to grant restricted stock. Restricted stock is an award of shares of Common Stock which may not be disposed of by participants and which may be forfeited in the event of certain terminations of employment or certain other events prior to the end of a restriction period established by the Committee. Such an award entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee.

Other Stock-based Awards, Bonus Stock and Awards in Lieu of Cash Obligations

      In order to enable the Company to respond to business and economic developments and trends in executive compensation practices, the 2000 Incentive Plan authorizes the Committee to grant awards that are denominated or payable in, or valued in whole or in part by reference to the value of, Common Stock. The Committee will determine the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding and forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus, free of restrictions, or to grant shares or other awards in lieu of Company obligations to pay cash or deliver other property under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Cash Payments

      The Committee may grant the right to receive cash payments whether as a separate award or as a supplement to any stock-based awards. Also, to encourage participants to retain awards payable in stock by providing a source of cash sufficient to pay the income and employment taxes imposed as a result of a payment pursuant to, or the exercise or vesting of, any award, the 2000 Incentive Plan authorizes the Committee to grant a Tax Bonus in respect of any award.

Performance Units

      The Committee is also authorized to grant Performance Units. A Performance Unit is a right to receive a payment in cash equal to the increase in the book value of the Company if specified performance goals during a specified time period are met. The Committee has the discretion to establish the performance goals and the performance periods relating to each Performance Unit. A performance goal is a goal expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement selected by the Committee, in its discretion, and may relate to the operations of the Company as a whole or any subsidiary, division or department, and the performance periods may be of such length as the Committee may select. Neither the performance goals nor the performance periods need be identical for all Performance Units awarded at any time or from time to time.

Performance-based Awards

      The Committee may (but is not required to) grant awards pursuant to the 2000 Incentive Plan to a participant who, in the year of grant, may be among the Company's Chief Executive Officer and the four other most highly compensated executive officers ("Covered Employees"), which are intended to qualify as a Performance-Based Award. If the Committee grants an award as a Performance-Based Award, the right to receive payment of such award, other than stock options and SARs granted at not less than fair market value on the date of grant, will be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals may vary from participant to participant and Performance-Based Award to Performance-Based Award. The goals will be based upon (i) the attainment of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholder's equity, financial return ratios, market performance or total stockholder return, and/or (ii) the completion of certain business or capital transactions. Before any Performance-Based Award is paid, the Committee will certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied. The maximum amount which may be granted as Performance-Based Awards to any participant in any calendar year shall not exceed (i) stock-based awards for 100,000 shares of Common Stock (whether payable in cash or stock), subject to adjustment as provided in the 2000 Incentive Plan, (ii) 100,000 Performance Units, (iii) a Tax Bonus payable with respect to the stock-based awards and Performance Units and (iv) cash payments (other than Tax Bonuses) of $1,000,000. The Committee has the discretion to grant an award to a participant who may be a Covered Employee which is not a Performance-Based Award.

Other Terms of Awards

      In the discretion of the Committee, awards may be settled in cash, Common Stock, other awards or other property. The Committee may require or permit participants to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment of reasonable interest on any amounts deferred under the 2000 Incentive Plan. Awards granted under the 2000 Incentive Plan may not be pledged or otherwise encumbered. Generally, unless the Committee determines otherwise, awards are not transferable except by will or by the laws of descent and distribution, or (except in the case of an ISO) otherwise if permitted under Rule 16b-3 of the Exchange Act and by the Committee. The 2000 Incentive Plan grants the Committee broad discretion in the operation and administration of the 2000 Incentive Plan. This discretion includes the authority to make adjustments in the terms and conditions of, and the criteria included in performance conditions related to, any awards in recognition of unusual or nonrecurring events affecting the Company or in response to changes in applicable laws, regulations or accounting principles. However, no such adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. The Committee can waive any condition applicable to any award, and may adjust any performance condition specified in connection with any award, if such adjustment is necessary, to take account of a change in the Company's strategy, performance of comparable companies or other circumstances. However no adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. Awards under the 2000 Incentive Plan generally will be granted for no consideration other than services. The Committee may, however, grant awards alone, in addition to, in tandem with, or in substitution for, any other award under the 2000 Incentive Plan, other awards under other Company plans, or other rights to payment from the Company. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times. If an award is granted in substitution for another award, the participant must surrender such other award in consideration for the grant of the new award.

Change of Control

      In the event of a change of control of the Company, all awards granted under the 2000 Incentive Plan (including Performance-Based Awards) that are outstanding and not yet vested or exercisable or which are subject to restrictions, will become immediately 100% vested in each participant or will be free of any restrictions, and will be exercisable for the remaining duration of the award. All awards that are exercisable as of the effective date of the change of control will remain exercisable for the remaining duration of the award. Under the 2000 Incentive Plan, a change of control occurs upon any of the following events: (i) the acquisition, in one or more transactions, of beneficial ownership by any person or group, (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary), of any securities of the Company such that, as a result of such acquisition, such person or group, either (A) beneficially owns, directly or indirectly, more than 50% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board such that a majority of the members of the Board are not Continuing directors; or
(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one or more transactions, of all or substantially all the Company's assets. The foregoing events will not be deemed to be a change of control if the transactions causing such change are approved in advance by the affirmative vote of at least a majority of the Continuing directors.

Amendment and Termination

      The 2000 Incentive Plan is of indefinite duration; continuing until all shares and performance units reserved therefore have been issued or until terminated by the Board. The Board may amend, alter, suspend, discontinue, or terminate the 2000 Incentive Plan or the Committee's authority to grant awards thereunder without further stockholder approval or the consent of the participants, except stockholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of the securities exchange on which the Common Stock is then quoted or listed or as otherwise required by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, unless approved by the stockholders, no amendment will: (i) change the class of persons eligible to receive awards; (ii) materially increase the benefits accruing to participants under the 2000 Incentive Plan; or (iii) increase the number of shares of Common Stock subject to the 2000 Incentive Plan.

Certain Federal Income Tax Consequences to the Company and the Participant

      The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the 2000 Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. A participant will not realize any income upon the award of an option (including any other stock-based award in the nature of a purchase right), an SAR or a Performance Unit, nor will the Company be entitled to any tax deduction. When a participant who has been granted an option which is not designated as an ISO exercises that option and receives Common Stock which is either "transferable" or not subject to a "substantial risk of forfeiture" under Section 83(c) of the Code, the participant will realize compensation income subject, in the case of an employer, to withholding taxes. The amount of that compensation income will equal the excess of the fair market value of the Common Stock (without regard to any restrictions) on the date of exercise of the option over its exercise price, and the Company will generally be entitled to a tax deduction in the same amount and at the same time as the compensation income is realized by the participant. The participant's tax basis for the Common Stock so acquired will equal the sum of the compensation income realized and the exercise price. Upon any subsequent sale or exchange of the Common Stock, the gain or loss will generally be taxed as a capital gain or loss and will be a long-term capital gain or loss if the Common Stock has been held for more than one year after the date of exercise.

      If a participant exercises an option which is designated as an ISO and the participant has been an employee of the Company or its subsidiaries throughout the period from the date of grant of the ISO until three months prior to its exercise, the participant will not realize any income upon the exercise of the ISO (although alternative minimum tax liability may result), and the Company will not be entitled to any tax deduction. If the participant sells or exchanges any of the shares acquired upon the exercise of the ISO more than one year after the transfer of the shares to the participant and more than two years after the date of grant of the ISO, any gain or loss (based upon the difference between the amount realized and the exercise price of the ISO) will be treated as long-term capital gain or loss to the participant. If such sale, exchange or other disposition takes place within two years of the grant of the ISO or within one year of the transfer of shares to the participant, the sale, exchange or other disposition will generally constitute a "disqualifying disposition" of such shares. In such event, to the extent that the gain realized on the disqualifying disposition does not exceed the difference between the fair market value of the shares at the time of exercise of the ISO over the exercise price, such amount will be treated as compensation income in the year of the disqualifying disposition, and the Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. The balance of the gain, if any, will be treated as capital gain and will not result in any deduction by the Company.

      With respect to other awards (including an SAR or a Performance Unit) granted under the 2000 Incentive Plan that may be settled either in cash or in Common Stock or other property that is either transferable or not subject to a substantial risk of forfeiture under Section 83(c) of the Code, the participant will realize compensation income (subject, in the case of our employer) to withholding taxes) equal to the amount of cash or the fair market value of the Common Stock or other property received. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant.

            With respect to awards involving Common Stock or other property that is both nontransferable and subject to a substantial risk of forfeiture, unless an election is made under Section 83(b) of the Code, as described below, the participant will realize compensation income equal to the fair market value of the Common Stock or other property received at the first time the Common Stock or other property is either transferable or not subject to a substantial risk of forfeiture. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. Even though Common Stock or other property may be nontransferable and subject to a substantial risk of forfeiture, a participant may elect (within 30 days of receipt of the Common Stock or other property) to include in gross income the fair market value (determined without regard to such restrictions) of such Common Stock or other property at the time received. In that event, the participant will not realize any income at the time the Common Stock or other property either becomes transferable or is not subject to a substantial risk of forfeiture, but if the participant subsequently forfeits such Common Stock or other property, the participant's loss would be limited only to the amount actually paid for the Common Stock or other property. While such Common Stock or other property remains nontransferable and subject to a substantial risk of forfeiture, any dividends or other income will be taxable as additional compensation income. Finally, special rules may apply with respect to participants subject to Section 16(b) of the Exchange Act.

      The Committee may condition the payment, exercise or vesting of any award on the payment of the withholding taxes and may provide that a portion of the Common Stock or other property to be distributed will be withheld (or previously acquired stock or other property surrendered by the participant) to satisfy such withholding and other tax obligations. Finally, amounts paid pursuant to an award which vests or becomes exercisable, or with respect to which restrictions lapse, upon a Change in Control may constitute a "parachute payment" under
Section 280G of the Code. To the extent any such payment constitutes an "excess parachute payment," the Company would not be entitled to deduct such payment and the participant would be subject to a 20 percent excise tax (in addition to regular income tax).

Section 162(m) Provisions

      The 2000 Incentive Plan was designed to permit the deduction by the Company of the compensation realized by certain officers in respect of long-term incentive compensation granted under the 2000 Incentive Plan which is intended by the Committee to qualify as "performance-based compensation" under Section 162(m) of the Code. Section 162(m) of the Code generally disallows a deduction to the Company for compensation paid in any year in excess of $1 million to any Covered Employee. Certain compensation, including compensation that meets the specified requirements for "performance-based compensation," is not subject to this deduction limit. Among the requirements for compensation to qualify as "performance-based compensation" is that the material terms pursuant to which the compensation is to be paid be disclosed to, and approved by, the stockholders of the Company in a separate vote prior to the payment. Accordingly, if the 2000 Incentive Plan is approved by the stockholders, then the compensation payable pursuant to awards granted to officers who in the year of grant may be Covered Employees and which are intended by the Committee to qualify as "performance-based compensation" should, once the Plan is administered by a Committee consisting solely of two or more "outside directors," and provided the other requirements of Section 162(m) of the Code are satisfied, not be subject to the deduction limit of Section 162(m) of the Code. Nonqualified stock options granted with an option price less than the fair market value at the time of grant will not qualify as performance-based compensation.

RECOMMENDATION AND VOTE

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE 2000 INCENTIVE STOCK OPTION PLAN.

        PROPOSAL NO. 4 -- Ratification of Independent Public Accountants

      The Board of Directors has appointed the firm of Bright Almagor & Co., a member of Deloitte Touche Tohmatsu, as independent auditors to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2000, subject to ratification by the stockholders.

Auditor Change

      On June 30, 1998, we appointed BDO Almagor & Co. to re-issue a report on our consolidated financial statements for the year ended December 31, 1997. On July 3, 1998, Schneider Ehrlich & Wengrover LLP (or SE&W) resigned as our independent auditors by mutual agreement. The decision to change accountants was approved by the Board of Directors.

      During the fiscal years ended December 31, 1997 and 1996 and the period between January 1, 1998, up to and including the day of its resignation, there were no disagreements between the Company and SE&W on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which if not resolved to SE&W's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. SE&W's report on our financial statements for such fiscal years indicated that substantial doubt exists regarding our ability to continue as a going concern.

      The audit of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, as our independent accountants did not result in any changes to such financial statements, and the related audit report of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, also states that substantial doubt exists regarding our ability to continue as a going concern.

RECOMMENDATION AND VOTE

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE INDEPENDENT AUDITORS PROPOSAL.

                                  OTHER MATTERS

      Management does not intend to present to the meeting any matters other than matters referred to herein, and as of this date Management does not know of any matter that will be presented by other persons named in the attached proxy to vote thereon in accordance with their best judgment on such matters.

                                       Marc D. Tokayer

                                              Chairman of the Board

                             TTR TECHNOLOGIES, INC.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON JULY 11, 2000
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Emanuel Kronitz and Marc D. Tokayer, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of TTR TECHNOLOGIES, INC., to be held on July 11, 2000, and at any adjournment or adjournments thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

      PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

      Please sign exactly as name appears hereon, date and return in the enclosed business reply envelope. Joint owners should each sign personally. Corporation proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should so indicate when signing.

Please provide new address, if applicable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. Election of Directors:        FOR ALL             WITH         FOR ALL
                                 NOMINEES            HOLD         EXCEPT

Marc D. Tokayer                  |_|                 |_|          |_|

Dr. Baruch Sollish               |_|                 |_|          |_|

Michael Fine                     |_|                 |_|          |_|

Michael Braunold                 |_|                 |_|          |_|

IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE(S), MARK THE "FOR ALL EXCEPT" BOX ABOVE AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S) YOU DO NOT WISH TO VOTE FOR. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

2. Approval of the Proposal to
amend the Company's Certificate of
Incorporation as provided in
Exhibit A hereto.                  FOR           AGAINST        ABSTAIN
                                   |_|           |_|                |_|

3. Approval of proposal to adopt
the 2000 Option Plan and to
reserve 1,500,000 shares
for issuance thereunder.           FOR           AGAINST        ABSTAIN
                                   |_|           |_|                |_|

4. Ratification of the selection
of BDO Alamgor as independent
auditors.                          FOR           AGAINST        ABSTAIN
                                   |_|           |_|                |_|

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 2, 3 AND 4 AND FOR THE ELECTION OF THE PERSONS NOMINATED FOR DIRECTORS.

Mark box at right if an address change has been noted on the reverse side of this card.

Please be sure to sign and date this Proxy.

Stockholder sign here                         Co-owner sign here

                                    Exhibit A

        Proposed Amendment to the Company's Certificate of Incorporation

The first paragraph of Paragraph 4 of the Certificate of Incorporation is hereby amended to read as follows:

            "4. The aggregate number of shares of stock which the corporation shall have the authority to issue is 60,000,000, 50,000,000 of which are shares of Common Stock, each with a par value of $0.001, each entitled to one vote per share, and 10,000,000 of which are Preferred Stock."

                                    Exhibit B

                           2000 TTR TECHNOLOGIES, INC.

                              EQUITY INCENTIVE PLAN

                        ................................

Section 1.  Purpose of the Plan

            The purpose of the TTR Teechnologies, Inc. Equity Incentive Plan (the "Plan") is to further the interests of TTR Technologies, Inc. (the "Company") and its shareholders by providing long-term performance incentives to those key employees and consultants of the Company and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries.

Section 2.  Definitions

            For purposes of the Plan, the following terms shall be defined as set forth below:

      (a) "Award" means any Option, Performance Unit, SAR (including a Limited
SAR), Restricted Stock, Stock granted as a bonus or in lieu of other awards, other Stock-Based Award, Tax Bonus or other cash payments granted to a Participant under the Plan.

      (b) "Award Agreement" shall mean the written agreement, instrument or document evidencing an Award.

      (c) "Change of Control" means and includes each of the following: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule l3d-3 under the Exchange Act), directly or indirectly, more than 50% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Company or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board of Directors of the Company such that a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company's assets.

            Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

      (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      (e) A "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on the effective date of the Plan or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      (g) "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the mean of the high and low sales prices of Stock on the relevant date as reported on the stock exchange or market on which the Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the weighted average of the mean of the high and low sales prices of the Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Stock is primarily traded.

      (h) "ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

      (i) "Limited SAR" means an SAR exercisable only for cash upon a Change of Control or other event, as specified by the Committee.

      (j) "Option" means a right granted to a Participant pursuant to Section 6(b) to purchase Stock at a specified price during specified time periods. An Option may be either an ISO or a nonstatutory Option (an Option not designated as an ISO).

      (k) "Performance Unit" means a right granted to a Participant pursuant to
Section 6(c) to receive a payment in cash equal to the increase in the book value of the Company during specified time periods if specified performance goals are met.

      (l) "Restricted Stock" means Stock awarded to a Participant pursuant to
Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

      (m) "Stock-Based Award" means a right that may be denominated or payable in, or valued in whole or in part by reference to the market value of, Stock, including, but not limited to, any Option, SAR (including a Limited SAR), Restricted Stock, Stock granted as a bonus or Awards in lieu of cash obligations.

      (n) "SAR" or "Stock Appreciation Right" means the right granted to a Participant pursuant to Section 6(e) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or as specified in the Award, as determined by the Committee.

      (o) "Subsidiary" shall mean any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

      (p) "Tax Bonus" means a payment in cash in the year in which an amount is included in the gross income of a Participant in respect of an Award of an amount equal to the federal, foreign, if any, and applicable state and local income and employment tax liabilities payable by the Participant as a result of
(i) the amount included in gross income in respect of the Award and (ii) the payment of the amount in clause (i) and the amount in this clause (ii). For purposes of determining the amount to be paid to the Participant pursuant to the preceding sentence, the Participant shall be deemed to pay federal, foreign, if any, and state and local income taxes at the highest marginal rate of tax imposed upon ordinary income for the year in which an amount in respect of the Award is included in gross income, after giving effect to any deductions therefrom or credits available with respect to the payment of any such taxes.

Section 3. Administration of the Plan

            The Plan shall be administered by shall be administered by the Board of Directors of the Company or, at the discretion of the Board, by a committee composed of at least two members of the Board. Any such committee designated by the Board, and the Board itself acting in its capacity as administrator of the Equity Incentive Plan, is referred to herein as the "Committee." After any such designation, no member of the Committee while serving as such shall be eligible for participation in the Plan. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

            Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the key employees and consultants who will receive Awards pursuant to the Plan ("Participants"), (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, performance goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to officers or managers of the Company or any Subsidiary or to unaffiliated service providers the authority, subject to such terms as the Committee shall determine, to perform administrative functions and to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, Section 162(m) of the Code and applicable law.

Section 4. Participation in the Plan

            Participants in the Plan shall be selected by the Committee from among the key employees and consultants of the Company and its Subsidiaries, provided, however, that only key employees shall be eligible to receive ISOs under the Plan.

Section 5. Plan Limitations; Shares Subject to the Plan

      (a) Subject to the provisions of Section 8(a) hereof, the aggregate number of shares of common stock, $.001 par value, of the Company (the "Stock") available for issuance as Awards under the Plan shall not exceed 1,500,000 shares.

      (b) Subject to the provisions of Section 8(a) hereof, the aggregate number of Performance Units which may be awarded under the Plan shall not exceed 350,000. If any Performance Units awarded under the Plan shall be forfeited or canceled, such Performance Units shall thereafter be available for award under the Plan.

            No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Award are forfeited or such Award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

Section 6. Awards

      (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement.

      (b) Options. The Committee may grant Options to Participants on the following terms and conditions:

            (i) Exercise Price. The exercise price of each Option shall be determined by the Committee at the time the Option is granted, but (except as provided in Section 7(a)) the exercise price of any ISO shall not be less than the Fair Market Value (110% of the Fair Market Value in the case of a 10% shareholder, within the meaning of Section 422(c)(5) of the Code) of the shares covered thereby at the time the Option is granted.

            (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price shall be paid in cash or by the surrender at Fair Market Value of Stock, or by any combination of cash and shares of Stock, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

            (iii) Incentive Stock Options. The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

      (c) Performance Units. The Committee is authorized to grant Performance Units to Participants on the following terms and conditions:

            (i) Performance Criteria and Period. At the time it makes an award of Performance Units, the Committee shall establish both the performance goal or goals and the performance period or periods applicable to the Performance Units so awarded. A performance goal shall be a goal, expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement deemed appropriate by the Committee, or may relate to the results of operations or other measurable progress of either the Company as a whole or the Participant's Subsidiary, division or department. The performance period will be the period of time over which one or more of the performance goals must be achieved, which may be of such length as the Committee, in its discretion, shall select. Neither the performance goals nor the performance periods need be identical for all Performance Units awarded at any time or from time to time. The Committee shall have the authority, in its discretion, to accelerate the time at which any performance period will expire or waive or modify the performance goals of any Participant or Participants. The Committee may also make such adjustments, to the extent it deems appropriate, to the performance goals for any Performance Units awarded to compensate for, or to reflect, any material changes which may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of business or Subsidiaries or any unusual circumstances outside of management's control which, in the sole judgment of the Committee, alters or affects the computation of such performance goals or the performance of the Company or any relevant Subsidiary, division or department.

            (ii) Value of Performance Units. The value of each Performance Unit at any time shall equal the book value per share of the Company's Stock, as such value appears on the consolidated balance sheet of the Company as of the end of the fiscal quarter immediately preceding the date of valuation.

      (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

            (i) Restricted Period. Restricted Stock awarded to a Participant shall be subject to such restrictions on transferability and other restrictions for such periods as shall be established by the Committee, in its discretion, at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Committee may determine.

            (ii) Forfeiture. Restricted Stock shall be forfeitable to the Company upon termination of employment during the applicable restricted periods. The Committee, in its discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse or remove any such restrictions, including upon death, disability or retirement, whenever the Committee determines that such action is in the best interests of the Company.

            (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

            (iv) Rights as a Shareholder. Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.

      (e) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

            (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which grant price (except as provided in Section 7(a)) shall not be less than the Fair Market Value of one share of Stock on the date of grant.

            (ii) Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs may be granted on such terms, not inconsistent with this Section 6(e), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

      (f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company or Subsidiary obligations to pay cash or deliver other property under other plans or compensatory arrangements; provided that, in the case of Participants subject to Section 16 of the Exchange Act, such cash amounts are determined under such other plans in a manner that complies with applicable requirements of Rule 16b-3 so that the acquisition of Stock or Awards hereunder shall be exempt from Section 16(b) liability. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

      (g) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Stock-Based Awards in addition to those provided in Sections 6(b) and (d) through (e) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

      (h) Cash Payments. The Committee is authorized, subject to limitations under applicable law, to grant to Participants Tax Bonuses and other cash payments, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

Section 7. Additional Provisions Applicable to Awards

      (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Stock:

            (i) granted in substitution for an outstanding Award or award, shall be not less than the lesser of (A) the Fair Market Value of a share of Stock at the date such substitute Award is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

            (ii) retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Stock at the date of grant of the later Award or at the date of grant of the earlier Award or award.

      (b) Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

      (c) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.

      (d) Term of Awards. The term of each Award shall, except as provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO, or any SAR granted in tandem therewith, exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

      (e) Form of Payment. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property (and may be made in a single payment or transfer, in installments, or on a deferred basis), in each case determined in accordance with rules adopted by, and at the discretion of, the Committee. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments.) The Committee, in its discretion, may accelerate any payment or transfer upon a change in control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.

      (f) Loan Provisions. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a

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                                       35


Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

      (g) Awards to Comply with Section 162(m). The Committee may (but is not required to) grant an Award pursuant to the Plan to a Participant who, in the year of grant, may be a "covered employee," within the meaning of Section 162(m) of the Code, which is intended to qualify as "performance-based compensation" under Section 162(m) of the Code (a "Performance-Based Award"). The right to receive a Performance-Based Award, other than Options and SARs granted at not less than Fair Market Value, shall be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals, which may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, shall be based upon the attainment by the Company or any Subsidiary, division or department of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholders' equity, financial return ratios, market performance or total stockholder return, and/or the completion of certain business or capital transactions. Before any compensation pursuant to a Performance-Based Award is paid, the Committee shall certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

            The maximum amount which may be granted as Performance-Based Awards to any Participant in any calendar year shall not exceed (i) Stock-Based Awards for 100,000 shares of Stock (whether payable in cash or stock), subject to adjustment as provided in Section 8(a) hereof, (ii) 100,000 Performance Units,
(iii) a Tax Bonus payable with respect to the Stock-Based Awards described in clause (i) and Performance Units described in clause (ii), and (iv) cash payments (other than Tax Bonuses) of $1,000,000.

      (h) Change of Control. In the event of a Change of Control of the Company, all Awards granted under the Plan (including Performance-Based Awards) that are still outstanding and not yet vested or exercisable or which are subject to restrictions shall become immediately 100% vested in each Participant or shall be free of any restrictions, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for the remaining duration of the Award. All Awards that are exercisable as of the effective date of the Change of Control will remain exercisable for the remaining duration of the Award.

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                                       36


Section 8. Adjustments upon Changes in Capitalization; Acceleration in Certain
           Events

      (a) In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, (iv) the number of Performance Units which may thereafter be granted and the book value of the Company with respect to outstanding Performance Units, and (v) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made which would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

      (b) In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of that Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

Section 9. General Provisions

      (a) Changes to the Plan and Awards. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of the Company's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such

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                                       37


Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

            The foregoing notwithstanding, any performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

            Notwithstanding the foregoing, if the Plan is ratified by the stockholders of the Company at the Company's 2000 Annual Meeting of Stockholders, then unless approved by the stockholders of the Company, no amendment will: (i) change the class of persons eligible to receive Awards; (ii) materially increase the benefits accruing to Participants under the Plan, or
(iii) increase the number of shares of Stock or the number of Performance Units subject to the Plan.

      (b) No Right to Award or Employment. No employee or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary.

      (c) Taxes. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

      (d) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or

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                                       38


legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

      (e) No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

      (f) Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the affect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

      (g) Effective Date. The effective date of the Plan is May 30, 2000.

      (h) Shareholder Approval. Unless and until the Plan is approved by the stockholders of the Company at the Company's 2000 Annual Meeting of Stockholders, no Stock-Based Award may be granted to any officer of the Company.